EXHIBIT 10.10

RESIGNATION

FROM THE BOARD OF DIRECTORS

AND ALL OFFICER POSITIONS OF

SMARTHEAT INC.

______________________________________________________________________________

I, Jason Schlombs, hereby resign from all officer and director positions that I hold with SmartHeat Inc. (the "Corporation"), effective as of date hereof; provided that my resignation as a director shall not take effect until the end of the business on April 15, 2008 and subsequent to the effectiveness of the appointment of new directors and officers.

/s/ Jason Schlombs

Jason Schlombs

Dated:	April 15, 2008.

N-s11-8349_ex1010.htm	Resignation – Kristine Barton (Greenleaf Forrest Products, Inc.)